UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Iterum Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[The following communication was sent or made available commencing on February 13, 2026 to certain shareholders of Iterum Therapeutics plc]

February 13, 2026

Dear Shareholders:

We are reaching out as a reminder to please VOTE YOUR SHARESin advance of our extraordinary general meeting of shareholders scheduled on February 18, 2026 (the “EGM”). The four proposals being voted on at the EGM are described in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 2, 2026 (the “Proxy Statement”).

Our board of directors (the “Board”) has unanimously recommended that shareholders vote FOR each of the proposals, as does leading proxy advisory firms, Institutional Shareholder Services and Glass Lewis. Please vote in favor of each proposal today to support Iterum Therapeutics plc.

YOUR VOTE IS IMPORTANT – REGARDLESS OF HOW MANY SHARES YOU OWN

If you have not voted yet, please do so today. Your vote must be cast no later than February 17, 2026, at 11:59 PM ET to be counted, if you do not plan to attend the meeting in person. Every vote counts.

VOTING CAN BE DONE QUICKLY AND EASILY

Since the meeting is fast approaching, we encourage you to please vote either online or by phone by following the instructions provided in the Proxy Statement and this voter instruction form.

If you have any questions or need assistance with voting, please contact our proxy solicitor Campaign Management by phone toll free at 1-888-725-4553 or via email at info@campaign-mgmt.com

Thank you for your support.

________________________

Corey N. Fishman

President and Chief Executive Officer